Exhibit 10.14

AMENDMENT TO THE
PANAMSAT CORPORATION
1999 NON-EMPLOYEE DIRECTORS COMPENSATION DEFERRAL PLAN

WHEREAS, PanAmSat Corporation (the “Company”) has adopted the PanAmSat 1999 Non-Employee Directors Compensation Deferral Plan, as may be amended from time to time (the “Plan”);

WHEREAS, the Company has entered into the Transaction Agreement dated as of April 20, 2004 among Constellation, LLC, PanAmSat Corporation, The DIRECTV Group, Inc., and PAS Merger Sub, Inc.;

WHEREAS, Section 7(a) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan from time to time; and

WHEREAS, the Board desires to amend, and has approved the amendment of, the Plan;

NOW THEREFORE, the Plan is amended, effective July 28, 2004, as follows:

1.             A new sentence is hereby added to Section 5(f) of the Plan at the end thereof to read as follows:

“Notwithstanding any provision in this Plan to the contrary, payment of a Non-Employee Director’s Deferred Benefit shall commence as soon as practicable following the Merger Closing Date, as such term is defined in the Transaction Agreement dated as of April 20, 2004 among Constellation, LLC, PanAmSat Corporation, The DIRECTV Group, Inc., and PAS Merger Sub, Inc. (the “Transaction Agreement”).”

2.             A new Section 7(c) is hereby added to the Plan to read as follows:

“(c)         Termination of Plan. The Plan shall terminate in all respects and no Non-Employee Directors will be eligible to participate in the Plan effective as of the Stock Purchase Closing Date, as such term is defined in Transaction Agreement.”

IN WITNESS WHEREOF, this Amendment to the Plan has been executed the 17th day of August, 2004.

PANAMSAT CORPORATION

By:	JAMES W. CUMINALE